UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2019

U.S. Gold Corp

(Exact Name of Registrant as Specified in Charter)

Nevada	001-08266	22-1831409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, Nevada, 89801

(Address of Principal Executive Offices, and Zip Code)

(800) 557-4550

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	USAU	NASDAQ

Item 8.01 Other Events.

On May 1, 2019, U.S. Gold Corp. (the “Company”) was informed by the Nasdaq Stock Market LLC that the Company had regained compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2), as a result of the closing bid price of the Company’s common stock being at least $1.00 per share for the 10 consecutive business day period from April 15, 2019 to April 30, 2019. As previously reported on the Company’s Form 8-K filed on April 5, 2019, the Company was not in compliance with the minimum bid price requirement because the closing bid price for its common stock was less than $1.00 for the 30 consecutive business days preceding April 3, 2019. That matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORP.

Dated: May 3, 2019	/s/ Edward Karr
Edward Karr
Chief Executive Officer